UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 21, 2020

PASSUR AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

0-7642	11-2208938
(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, Suite 1900
Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

203-622-4086
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On December 18, 2020, the Board of Directors of PASSUR Aerospace, Inc. (the “Company” or “PASSUR”) approved the appointment of Sean Doherty as Executive Vice President of Finance and Administration of the Company.  In this role, Mr. Doherty will succeed Louis J. Petrucelly, who resigned his positions as Senior Vice President, Chief Financial Officer of the Company effective as of November 13, 2020, as previously disclosed.

Mr. Doherty, age 48, previously served as Chief Financial Officer of Navblue Inc. from 2014 until his departure in December 2020.  Prior to being named Chief Financial Officer, Mr. Doherty held the position of Vice President Finance at Navtech, predecessor company to Navblue, from 2011 to 2014, and was Director of Finance/Corporate Controller at Navtech from 2007 to 2011.  Prior to joining Navtech, Mr. Doherty worked at Photowatt Technology (a division of ATS Automation), Look Communications, and D&B Receivable Management Services in various senior finance roles.

In connection with Mr. Doherty’s appointment as Executive Vice President of Finance and Administration of the Company, the Company and Mr. Doherty have entered into an employment agreement, effective December 14, 2020 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Doherty will receive an annual salary of CAD $260,000.  He will also be eligible to receive a grant of options to purchase 100,000 shares of common stock of the Company under the Company’s 2019 Stock Incentive Plan, which will have a vesting period of five years and an exercise price equal to the closing price of PASSUR’s common stock on his first full day of employment with the Company.  In addition, Mr. Doherty will be eligible for employee benefits under the Company’s benefit plans, including health and life insurance benefits, in accordance with his Canadian employee benefits and commensurate with PASSUR’s standard employee benefits for executive officers.  In connection with his employment with the Company, the Company and Mr. Doherty have also entered into a restrictive covenant agreement, pursuant to which Mr. Doherty has agreed to be bound by certain customary restrictive covenants, including confidentiality, non-competition and non-solicitation covenants.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibits 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit NumberDescription

10.1Employment Agreement, effective as of December 14, 2020, between PASSUR Aerospace, Inc. and Sean Doherty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSUR AEROSPACE, INC.

By: /s/ Brian G. Cook
Name:  Brian G. Cook

Title:  President and Chief Executive Officer

Date:  December 21, 2020